Exhibit 10.3

FOURTH AMENDMENT
TO THE
PNM RESOURCES, INC. SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN
PNM Resources, Inc. (the “Company”) previously established the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “Plan”). The Plan has been previously amended on three occasions. Effective as of May 15, 2014, the Company adopted the PNM Resources, Inc. 2014 Performance Equity Plan, which superseded and replaced the Plan. The Plan, however, remains in effect until all awards under the Plan have been exercised, forfeited or cancelled or have otherwise expired or terminated. By this instrument, the Company wishes to amend the Plan as set forth below.
1.    This Fourth Amendment shall be effective as of January 1, 2017.
2.    Section 16.1 (“Tax Withholding”) of the Plan is hereby amended and restated in its entirety to read as follows:
16.1    Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements in the applicable jurisdiction on any Award under the Plan. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.
3.    This Fourth Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the

Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.
IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Fourth Amendment to be executed as of this 10 day of January, 2017.

PNM RESOURCES, INC.

By:    /s/ Patrick V. Apodaca
Patrick V. Apodaca

Its: Senior Vice President, General Counsel &
Secretary

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